Exhibit 10.1

Execution Version

COOPERATION AGREEMENT

This Cooperation Agreement (“Agreement”), dated as of January 22, 2023, is made by and among IAA, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on Schedule A hereto (collectively, the “Ancora Investors”). The Company and each of the Ancora Investors are collectively herein referred to as the “Parties” and individually as a “Party.”

WHEREAS, on November 7, 2022, the Company entered into an Agreement and Plan of Merger and Reorganization (as amended, restated and modified as of the date hereof, the “Merger Agreement”) with Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada (“RBA”), Ritchie Bros. Holdings Inc., a Washington corporation and a direct and indirect wholly owned subsidiary of RBA (“US Holdings”), Impala Merger Sub I, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings (“Merger Sub 1”), and Impala Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings (“Merger Sub 2”), providing for RBA’s acquisition of the Company in a stock and cash transaction (the “Transaction”);

WHEREAS, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub 1 will be merged with and into the Company (the “First Merger”), with the Company surviving as an indirect wholly owned subsidiary of RBA and a direct wholly owned subsidiary of US Holdings (the “Surviving Corporation”), and (ii) immediately following the consummation of the First Merger, the Surviving Corporation will be merged with and into Merger Sub 2 (together with the First Merger, the “Mergers”), with Merger Sub 2 surviving as a direct wholly owned subsidiary of US Holdings;

WHEREAS, the Company and representatives of the Ancora Investors have engaged in discussions regarding various matters concerning the Company, including the Transaction and matters concerning the Board of Directors of the Company (the “Board”);

WHEREAS, as of the date of this Agreement, the Ancora Investors Beneficially Own (as defined below) common stock of the Company, $0.01 par value per share (the “Common Stock”), as set forth on Schedule A hereto; and

WHEREAS, the Parties have determined that it is in their respective best interests to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Board Matters.

a.	Subject to completion of the director information and interviews provided for in Section 4(a), the Company shall take all actions necessary pursuant to the terms of the Merger Agreement to designate Timothy O’Day (the “First Ancora Director Candidate”) as a Company Designee (as defined in the Merger Agreement) for all purposes under the Merger Agreement, including Section 2.7 thereof, such that the First New Director will be appointed to the board of directors of RBA (the “RBA Board”) immediately following the effective time of the First Merger.

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b.	In the event that either (a) the Company Stockholder Approval or the Parent Shareholder Approval (each as defined in the Merger Agreement) is not obtained at (x) a Company stockholder meeting at which the proposal with respect to adoption of the Merger Agreement was submitted to a vote (the “Company Stockholders Meeting”) or (y) a RBA shareholder meeting at which the issuance of RBA shares in connection with the Mergers was submitted to a vote or (b) the Company files its definitive proxy materials for the 2023 Annual Meeting (the first to occur of such events, a “Transaction Vote Down”), (i) within five (5) business days of the Transaction Vote Down, one of the Company’s current directors (other than the Company’s Chief Executive Officer) shall tender his or her resignation from the Board and the Company shall, after completion of the director information and interviews provided for in Section 4(b), appoint the First Ancora Director Candidate as an observer to the Board, (ii) as soon as reasonably practicable the Company shall appoint a second director candidate to be selected pursuant to the procedures set forth in Section 1(c) as an observer to the Board (the “Second Ancora Director Candidate”, and, together with the First Ancora Director Candidate, the “Ancora Director Candidates”), and (iii) as soon as reasonably practicable the Company shall appoint a third director candidate to be mutually agreed between the Company and the Ancora Investors pursuant to the procedures set forth in Section 1(d) as an observer to the Board (the “Mutual Director Candidate” and, together with the First Ancora Director Candidate and the Second Ancora Director Candidate, the “New Director Candidates”). Prior the 2024 annual meeting of stockholders, the Board and all applicable committees of the Board shall not increase the size of the Board to more than eleven (11) directors without the prior written agreement of the Ancora Investors.

c.	In the event of a Transaction Vote Down, the Ancora Investors shall identify two (2) potential candidates who shall qualify as “independent” pursuant to the rules of the New York Stock Exchange and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and who shall possess business, asset management, marketing, technology, accounting, finance and/or other relevant experiences or expertise to be a director to serve as the Second Ancora Director Candidate (the “Proposed Ancora Director Candidates”); provided that such Proposed Ancora Director Candidates shall not be any of the Ancora Investors or any Affiliate, Associate or employee of any of the Ancora Investors. The Company shall select one of the Proposed Ancora Director Candidates to complete the director information and interviews provided for in Section 4(b), and after completion of such director information and interviews, such Proposed Ancora Director Candidate shall be promptly appointed as an observer to the Board, subject to the good faith review and approval (such approval not to be unreasonably conditioned, withheld or delayed) by the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board and the Board.

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d.	In the event of a Transaction Vote Down, the Company and the Ancora Investors shall cooperate to identify and mutually agree upon a candidate who shall qualify as “independent” pursuant to the rules of the New York Stock Exchange and the applicable rules and regulations of the SEC and who shall possess business, asset management, marketing, technology, accounting, finance and/or other relevant experiences or expertise to be a director to serve as the Mutual Director Candidate; provided that such candidate shall not be any of the Ancora Investors or any Affiliate, Associate or employee of any of the Ancora Investors. After completion of the director information and interviews provided for in Section 4(b), then such individual shall be promptly appointed as an observer to the Board, subject to the good faith review and approval (such approval not to be unreasonably conditioned, withheld or delayed) by the NCG Committee and the Board.

e.	In the event of a Transaction Vote Down, the Company agrees that during the period commencing on the date each New Director Candidate is appointed as an observer to the Board until the appointment of such New Director Candidate to the Board, such New Director Candidate will receive, on a confidential and restricted basis, copies of all documents distributed to the Board, including, without limitation, notice of all meetings of the Board, all written consents executed by the Board, all materials prepared for consideration at any meeting of the Board, and all minutes related to each meeting of the Board occurring on or after the date of such appointment as an observer contemporaneous with their distribution to the Board. The Company will be entitled to withhold any information and exclude such New Director Candidate from any Board or Board committee meeting, or any portion thereof, as is reasonably determined by the Company to be necessary to protect the Company’s attorney-client privilege. Such New Director Candidate will have the right to attend and participate, but not vote, at all meetings of the Board during this period (whether such meetings are held in person, telephonically or otherwise). As a condition to each New Director Candidate (or any Replacement New Director (as defined below) thereof, as applicable) serving as an observer to the Board, such New Director (or any Replacement New Director thereof, as applicable) will have delivered an undertaking to the Company as set forth on Exhibit A (the “Observer Undertaking”).

f.	In the event of a Transaction Vote Down, the Company will include the New Director Candidates (or any Replacement New Director thereof, as applicable) in the Company’s proxy statement for the 2023 Annual Meeting, which shall provide that the Company shall increase the size of the Board to eleven (11) directors and appoint the New Director Candidates (the “New Directors”) to the Board immediately following the 2023 Annual Meeting.

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g.	If, during the Standstill Period, (i) the First Ancora Director Candidate is rendered unable (due to death or disability or any other reason) to, or refuses to, serve as a Company Designee for any reason, or (ii) the First Ancora Director Candidate or the Second Ancora Director Candidate appointed pursuant to the terms of this Agreement resigns from the Board or as an observer thereto prior to such appointment or is rendered unable (due to death or disability or any other reason) to, or refuses to, serve as an observer to the Board or a director on the Board for any reason, then, so long as the Ancora Investors Beneficially Own in the aggregate at least 2.0% of the Company’s then-outstanding Common Stock, the Ancora Investors shall designate two (2) potential replacements who shall qualify as “independent” pursuant to the rules of the New York Stock Exchange and the applicable rules and regulations of the SEC and who shall possess business, asset management, marketing, technology, accounting, finance and/or other relevant experiences or expertise to be a director to fill the resulting vacancy (the “Proposed Replacements”); provided that such Proposed Replacement shall not be any of the Ancora Investors, any Affiliate, Associate or employee of any of the Ancora Investors or any individual previously disqualified in connection with the selection of the Second Ancora Director Candidate or any previous Proposed Replacement. The Company shall select one (1) of the Proposed Replacements to complete the director information and interviews provided for in Section 4(a) or 4(b), as applicable, and after completion of such director information and interviews, such Proposed Replacement shall be promptly appointed as a Company Designee or as an observer to the Board or a director on the Board, as applicable, subject to the good faith review and approval (such approval not to be unreasonably conditioned, withheld or delayed) by the NCG Committee and the Board (any such replacement director, a “Replacement Ancora Director”); provided, that, to the extent that a Replacement Ancora Director is selected to replace the First Ancora Director Candidate prior to the effective time of the First Merger, the designation of such Replacement Ancora Director as a Company Designee shall be subject to the prior written consent of RBA in accordance with the terms of the Merger Agreement. Upon a Replacement Ancora Director’s appointment to the Board, such Replacement Ancora Director shall be deemed to be a First Ancora Director Candidate or a Second Ancora Director Candidate, as applicable, and a New Director Candidate for all purposes under this Agreement.

h.	If, during the Standstill Period, the Mutual Director Candidate appointed pursuant to the terms of this Agreement resigns from the Board or as an observer thereto prior to such appointment or is rendered unable (due to death or disability) to, or refuses to, serve as an observer to the Board or a director on the Board for any reason, then, so long as the Ancora Investors Beneficially Own in the aggregate at least at least 2.0% of the Company’s then-outstanding Common Stock, the Company and the Ancora Investors shall cooperate to identify and mutually agree upon a candidate who shall qualify as “independent” pursuant to the rules of the New York Stock Exchange and the applicable rules and regulations of the SEC and who shall possess business, asset management, marketing, technology, accounting, finance and/or other relevant experiences or expertise to be a director (a “Replacement Mutual Director” and, together with any Replacement Ancora Director, a “Replacement New Director”). After completion of the director information and interviews provided for in Section 4(b), then such Replacement Mutual Director shall be promptly appointed as an observer to the Board or a director on the Board, as applicable, subject to the good faith review and approval (such approval not to be unreasonably conditioned, withheld or delayed) by the NCG Committee and the Board. Upon a Replacement Mutual Director’s appointment to the Board, such Replacement Mutual Director shall be deemed to be a Mutual Director Candidate and a New Director Candidate for all purposes under this Agreement.

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i.	Notwithstanding anything to the contrary in this Agreement, from and after the time that the First Ancora Director Candidate is appointed to the RBA Board pursuant to Section 1(a), the rights granted to the Ancora Investors pursuant to this Section 1, including the right to designate any Replacement New Director, shall cease, terminate and have no further force and effect.

j.	In the event of a Transaction Vote Down, the Company agrees that during the period commencing on the date the New Director Candidates are appointed as observers to the Board until the appointment of the New Director Candidates to the Board, the Company shall appoint the Ancora Director Candidates as observers to the Operations Committee of the Board (the “Operations Committee”). The Ancora Director Candidates will receive, on a confidential and restricted basis, copies of all documents distributed to the Operations Committee, including, without limitation, notice of all meetings of the Operations Committee, all written consents executed by the Operations Committee, all materials prepared for consideration at any meeting of the Operations Committee, and all minutes related to each meeting of the Operations Committee occurring on or after the date of such appointment as an observer contemporaneous with their distribution to the Operations Committee. The Company will be entitled to withhold any information and exclude the Ancora Director Candidates from any Operations Committee meeting, or any portion thereof, as is reasonably determined by the Company to be necessary to protect the Company’s attorney-client privilege. The Ancora Director Candidates will have the right to attend and participate, but not vote, at all meetings of the Operations Committee during this period (whether such meetings are held in person, telephonically or otherwise). The Board and all applicable committees thereof shall take such actions as are necessary to, effective as of the appointment of the Ancora Director Candidates to the Board, add the Ancora Director Candidates to the Operations Committee.

k.	While any New Director Candidate (or any Replacement New Director, as applicable) serves as a director of the Board, such New Director Candidate shall receive compensation (including equity-based compensation, if any) for the Board and committee meetings attended, an annual retainer and benefits (including expense reimbursements) on the same basis as all other non-employee directors of the Company.

l.	The New Director Candidates (and any Replacement New Director, as applicable) will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as other directors, as amended from time to time (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all independent directors of the Company. The Company shall make available to the New Director Candidates copies of all Company Policies not publicly available on the Company’s website. At all times while any New Director Candidate (or any Replacement New Director, as applicable) is serving as a member of the Board, (i) such New Director Candidate shall not disclose to any Ancora Investor or any “Affiliate” or “Associate” (for purposes of this Agreement, as each is defined in Rule 12b-2 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of each such Ancora Investor (collectively and individually, the “Ancora Investor Affiliates”) or any other person or entity not affiliated with the Company any confidential information of the Company, and (ii) the Ancora Investors shall not, and shall cause their Affiliates not to, seek to obtain confidential information of the Company from any New Director Candidate (or any Replacement New Director). Furthermore, the Ancora Investors agree that no New Director Candidate (nor any Replacement New Director) may share any information with the Ancora Investors in respect of the Company which they learn in their capacity as a director of the Company, including discussions or matters considered in meetings of the Board or any Board committee, at any time, for any reason, without the Company’s prior written consent.

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m.	Notwithstanding anything to the contrary in this Agreement, the rights and privileges set forth in this Agreement shall be personal to the Ancora Investors and may not be transferred or assigned to any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature (each, a “Person”), except that the Ancora Investors shall be permitted to transfer or assign this Agreement to their respective Affiliates, provided that any such transfer or assignment shall not relieve any transferring Ancora Investor party of its obligations under this Agreement.

n.	For purposes of this Agreement, the term “Beneficially Own” or variations thereof shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

2.	Standstill and Voting.

a.	Each of the Ancora Investors agrees that during the Standstill Period, the Ancora Investors and the Ancora Investor Affiliates will not (and they will not assist or encourage others to), directly or indirectly, in any manner, without prior written approval of the Board:

i.	take any actions, including acquiring, seeking to acquire or agreeing to acquire (directly or indirectly, whether by market purchases, private purchases, tender or exchange offer, through the acquisition of control of another person, by joining a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), through swap or hedging transactions or otherwise) any shares of Common Stock (or Beneficial Ownership thereof) or any securities convertible or exchangeable into or exercisable for any shares of Common Stock (or Beneficial Ownership thereof) (including any derivative securities or any other rights decoupled from the underlying securities of the Company) such that the Ancora Investors would Beneficially Own in the aggregate in excess of 4.99% of the then-outstanding shares of Common Stock;

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ii.	other than in open market sale transactions where the identity of the purchaser is not known, sell, offer, or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by the Ancora Investors to any person or entity not (A) a party to this Agreement, (B) a member of the Board, (C) an officer of the Company or (D) an Affiliate of the Ancora Investors (any person or entity not set forth in clauses (A)-(D) shall be referred to as a “Third Party”) that would result in such Third Party, together with its Affiliates, owning, controlling or otherwise having any, beneficial or other ownership interest representing in the aggregate in excess of 4.99% of the shares of Common Stock outstanding at such time;

iii.	(A) advise or knowingly encourage or influence any other Person or knowingly assist any third party in so encouraging, assisting or influencing any other Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter) or (B) advise, influence or encourage any Person with respect to, or effect or seek to effect, whether alone or in concert with others, the election, nomination or removal of a director other than as permitted by Section 1;

iv.	solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to the shares of Common Stock, or from the holders of the shares of Common Stock, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or knowingly encourage or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of Common Stock (other than any encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter);

v.	(A) form, join or in any other way participate in a “group” with respect to any shares of Common Stock (other than a “group” solely consisting of the Ancora Investors or Ancora Investor Affiliates), (B) grant any proxy, consent or other authority to vote with respect to any matters to be voted on by the Company’s stockholders (other than to the named proxies included in the Company’s proxy card for any Stockholder Meeting (as defined below) or in accordance with Section 2(b)) or (C) agree to deposit or deposit any shares of Common Stock or any securities convertible or exchangeable into or exercisable for any such shares of Common Stock in any voting trust, agreement or similar arrangement (other than (I) to the named proxies included in the Company’s proxy card for any Stockholder Meeting, (II) customary brokerage accounts, margin accounts, prime brokerage accounts and the like or (III) any agreement solely among the Ancora Investors or Ancora Investor Affiliates);

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vi.	separately or in conjunction with any third party in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or privately, with or without conditions), indicate an interest in or effect any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or any of its subsidiaries or the assets or businesses of the Company or any of its subsidiaries or actively encourage or initiate or support any other third party in any such activity; provided, however, that the Ancora Investors and Ancora Investor Affiliates shall be permitted to (A) sell or tender their shares of Common Stock, and otherwise receive consideration, pursuant to any such transaction, including the Mergers, and (B) vote on any such transaction, including the Mergers, in accordance with Section 2(b);

vii.	(A) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected or (B)(I) present at any Stockholder Meeting any proposal (pursuant to Rule 14a-8 or otherwise) for consideration for action by the stockholders or (II) call or seek to call, or request the call of, alone or in concert with others, or support another stockholder’s call for, any meeting of stockholders, whether or not such a meeting is permitted by the Company’s organizational documents;

viii.	take any action in support of or make any proposal or request that constitutes: (A) controlling, changing or influencing the Board, management or policies of the Company, including any plans or proposals to change the number or term of directors or the removal of any directors, or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s charter, the Company’s Amended and Restated Bylaws (the “Bylaws”) or any of the Company Policies (each as may be amended from time to time), or other actions that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, in each case with respect to the foregoing clauses (A) through (F), except as set forth in Section 1;

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ix.	make any request for stockholder list materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or otherwise; provided that if any New Director (or any Replacement New Director, as applicable) makes such a request solely in such New Director’s capacity as a director of the Company in a manner consistent with his or her fiduciary duties to the Company, such material and other books and records may not be shared with any member of the Ancora Investors or any Ancora Investor Affiliate, notwithstanding any other provision of this Agreement;

x.	institute, solicit, join (as a party) or knowingly assist any litigation, arbitration or other proceeding against the Company or any of its current or former directors or officers (including derivative actions), other than (A) litigation by the Ancora Investors to enforce the provisions of this Agreement, (B) counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against the Ancora Investors or any New Director (or any Replacement New Director, as applicable) and (C) the exercise of statutory appraisal rights; provided that the foregoing shall not prevent the Ancora Investors from responding to or complying with a validly issued legal process (and the Company agrees that this Section 2(a)(x) shall apply mutatis mutandis to the Company and its directors, officers, employees and agents (in each case, acting in such capacity) and Affiliates with respect to the Ancora Investors);

xi.	encourage, facilitate, support, participate in or enter into any negotiations, agreements, arrangements or understandings with respect to, the taking of any actions by any other Person in connection with the foregoing that is prohibited to be taken by the Ancora Investors (except as set forth in Section 1); or

xii.	request that the Company, directly or indirectly, amend or waive any provision of this Section 2 (including this clause (a)(xii)), other than through non-public communications with the Company that would not reasonably be expected to trigger public disclosure obligations for any of the Parties.

The foregoing provisions of this Section 2(a) shall not be deemed to prevent any member of the Ancora Investors from (i) communicating privately with the Board or any of the Company’s executive officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require the Company or any Ancora Investor to make public disclosure with respect thereto, (ii) communicating privately with stockholders of the Company and which communications are not made with an intent to otherwise violate this Section 2(a), Section 3 or any other provision of this Agreement, (iii) identifying potential director candidates to serve on the Board so long as such actions do not create a public disclosure obligation for the Ancora Investors or the Company, are not publicly disclosed by the Ancora Investors or its Affiliates and are undertaken on a basis reasonably designed to be confidential; (iv) making or sending private communications to investors in any member of the Ancora Investors or any of their Affiliates or prospective investors in any member of the Ancora Investors or any of their Affiliates, provided that such statements or communications (1) are based on publicly available information; and (2) are not reasonably expected to be publicly disclosed and are understood by all parties to be confidential communications; or (v) taking any action to the extent necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over any of the Ancora Investors. Furthermore, for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict in any way the New Director Candidates (or any Replacement New Director, as applicable) in the exercise of their fiduciary duties under applicable law as a director of the Company.

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b.	In respect of any vote or consent of the Company’s stockholders during the Standstill Period (whether at an annual or special stockholder meeting (including the Company Stockholders Meeting)) or pursuant to an action by written consent of the stockholders) (each a “Stockholder Meeting”), each of the Ancora Investors shall appear or act in person or by proxy and vote all shares of Common Stock Beneficially Owned by them in accordance with the recommendation of the Board with respect to (i) the election, removal and/or replacement of directors (a “Director Proposal”), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm and (iii) any other proposal submitted to the Company’s stockholders at a Stockholder Meeting, in each case as such recommendation of the Board is set forth in the applicable definitive proxy statement filed in respect thereof; provided, however, that, in the event that each of Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) make a recommendation that differs from the recommendation of the Board with respect to any proposal submitted to the stockholders at any Stockholder Meeting (other than Director Proposals or any proposal submitted to the stockholders at the Company Stockholders Meeting (which shall be subject to the immediately following sentence)), the Ancora Investors are permitted to vote the shares of Common Stock Beneficially Owned by them at such Stockholder Meeting in accordance with the ISS and Glass Lewis recommendation; provided, further, that, except as provided in the immediately following sentence, the Ancora Investors shall be entitled to vote the shares of Common Stock Beneficially Owned by them in their sole discretion with respect to (A) any publicly announced proposal relating to any transaction pursuant to which any person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the Company’s then-outstanding equity interests and voting power, a merger, stock-for-stock transaction, spin-off, acquisition, disposition of all or substantially all of the assets of the Company and its subsidiaries or other business combination involving the Company, (B) any financing, recapitalization, restructuring, share issuance or similar extraordinary transaction or (C) the implementation of takeover defenses not in existence as of the date of this Agreement, in each case, that requires a vote of the Company’s stockholders. In furtherance of the foregoing and notwithstanding anything to the contrary therein, the Ancora Investors hereby irrevocably commit to appear or act in person or by proxy and vote all shares of Common Stock Beneficially Owned by them in accordance with the recommendation of the Board with respect to all proposals submitted to the Company Stockholders at the Company Stockholders Meeting, including (a) any proposal to adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Mergers (the “Merger Proposal”), (b) any proposal to approve, on a nonbinding advisory basis, the compensation that may be paid or become payable to named executive officers of the Company that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (c) any proposal to approve the adjournment of the Company Stockholders Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Company Stockholders Meeting to approve the Merger Proposal; provided that, solely with respect to the Compensation Proposal, in the event that each of ISS and Glass Lewis makes a recommendation that differs from the recommendation of the Board with respect to the Compensation Proposal, the Ancora Investors shall be permitted to vote the shares of Common Stock Beneficially Owned by them at the Company Stockholders Meeting in accordance with the ISS and Glass Lewis recommendation with respect to the Compensation Proposal.

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c.	The “Standstill Period” shall begin as of the date of this Agreement and shall remain in full force and effect until the later of (x) the Closing (as defined in the Merger Agreement) and (y) the conclusion of the 2023 Annual Meeting; provided, however, that upon the public announcement by the Company of a definitive agreement for any transaction that would constitute or result in a Change of Control (as defined below) which has not been approved by each of the New Director Candidates in their capacity as members of the Board, this Agreement shall immediately and automatically terminate in its entirety, and no Party hereunder shall have any further rights or obligations under this Agreement. For purposes of this Agreement, a “Change of Control” shall be deemed to have taken place if (1) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the equity interests and voting power of the Company’s then outstanding equity securities, (2) the Company effects a merger or a stock-for-stock transaction with a third party whereby immediately after the consummation of the transaction the Company’s stockholders retain less than 50% of the equity interests and voting power of the surviving entity’s then outstanding equity securities or (3) the Company sells all or substantially all of the Company’s assets to a third party; provided that neither the Transaction nor any transaction that the Board determines constitutes a Company Superior Proposal (as defined in the Merger Agreement) shall be deemed a Change of Control for any purpose hereunder.

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d.	Each member of the Ancora Investors shall comply, and shall cause each of its respective Ancora Investor Affiliates to comply, with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Ancora Investor Affiliate.

3.	Mutual Non-Disparagement. During the Standstill Period, (a) the Ancora Investors shall not, and shall cause their respective directors, officers, partners, members, employees, agents (in each case, acting in such capacity) and Affiliates not to make, or cause to be made, by press release or other public statement to the press or media, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, the Company, RBA or their respective subsidiaries or their respective officers and directors or any person who has served as an officer or director of the Company, RBA or any of their respective subsidiaries in the past and (b) the Company shall not, and shall cause its directors, officers, partners, members, employees, agents (in each case, acting in such capacity) and Affiliates not to, make, or cause to be made, by press release or other public statement to the press or media, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, the Ancora Investors or their respective officers or directors or any person who has served as an officer or director of any Ancora Investor in the past. The foregoing shall not prevent the making of any factual statement including in any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with purported jurisdiction over the party from whom information is sought.

4.	Director Information.

a.	As a condition to the First Ancora Director Candidate’s (or any Replacement New Director’s) designation as a Company Designee, the First Ancora Director Candidate (or any Replacement New Director, as applicable) will provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and will consent to appropriate background checks and customary interviews with the NCG Committee, to the extent, in each case, consistent with the information, background checks and interviews required by the Company in accordance with past practice with respect to other members of the Board. If, following the completion of the Company’s initial background review process, the Board learns that the First Ancora Director Candidate or any Replacement New Director, as the case may be, has committed, been indicted or charged with, or made a plea of nolo contendre to a felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, then the Board may revoke its designation of such First Ancora Director Candidate or Replacement New Director as a Company Designee and, in such case, such First Ancora Director Candidate or Replacement New Director shall be replaced in the manner set forth in Section 1(g) of this Agreement.

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b.	In the event of a Transaction Vote Down, as a condition to the New Director Candidates’ (or any Replacement New Director’s) appointment as observers to or members of the Board and any subsequent nomination for election as a director of the Company at an annual meeting of the Company’s stockholders, such New Director Candidate (or any Replacement New Director, as applicable) will provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and will consent to appropriate background checks and customary interviews with the NCG Committee, to the extent, in each case, consistent with the information, background checks and interviews required by the Company in accordance with past practice with respect to other members of the Board. If, following the completion of the Company’s initial background review process, the Board learns that any New Director Candidate or any Replacement New Director, as the case may be, has committed, been indicted or charged with, or made a plea of nolo contendre to a felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, then the Board may request that such New Director Candidate (or any Replacement New Director, as applicable) resign from serving as an observer to the Board and, in such case, the resulting vacancy on the Board shall be filled in the manner set forth in Section 1(g) or Section 1(h), as applicable, of this Agreement.

5.	Disclosure of this Agreement. Promptly following the execution of this Agreement, the Company and the Ancora Investors shall jointly issue a press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit B. Prior to the issuance of the Press Release, neither the Company nor the Ancora Investors shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party. Except as required by applicable law, none of the Parties or any of their Affiliates shall make any public statement concerning the subject matter of this Agreement inconsistent with the Press Release. During the period commencing on the date hereof and ending on the date this Agreement terminates in accordance with Section 16, no Party shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except to the extent required by law or the rules and regulations under any stock exchange or governmental entity with the prior written consent of the Ancora Investors and the Company, as applicable, and otherwise in accordance with this Agreement. Notwithstanding the foregoing, the Ancora Investors acknowledge and agree that the Company may file this Agreement as an exhibit to a Current Report on Form 8-K within four (4) business days of the execution of this Agreement, provided that the Company shall first preview such Current Report with the Ancora Investors in advance of making such filing and consider comments by the Ancora Investors.

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6.	Representations and Warranties.

a.	The Company represents and warrants to the Ancora Investors that: (a) the Company has the requisite corporate power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it hereto and thereto; (b) RBA has consented in writing to the designation of the First Ancora Director Candidate as a Company Designee (as defined in the Merger Agreement), subject to the completion of the director information and interviews provided for in Section 4(a), such that the First Ancora Director Candidate shall be appointed to the RBA Board immediately following the effective time of the First Merger (for the avoidance of doubt, the designation of any Replacement New Director as a Company Designee would be subject to the prior written consent of RBA in accordance with the terms of the Merger Agreement); (c) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (d) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

b.	The Ancora Investors represent and warrant to the Company that: (a)(i) as of the date of this Agreement, the Ancora Investors collectively Beneficially Own, directly or indirectly, 4,893,629 shares of Common Stock; and (a)(ii) as of the date of this Agreement, other than as disclosed herein, the Ancora Investors do not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to Beneficial Ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement); (b) this Agreement has been duly and validly authorized, executed and delivered by each Ancora Investor, and constitutes a valid and binding obligation and agreement of each Ancora Investor, enforceable against each Ancora Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) each member of the Ancora Investors has the authority to execute this Agreement on behalf of itself and the applicable member of the Ancora Investors associated with that signatory’s name, and to bind such member of the Ancora Investors to the terms of this Agreement, including by virtue of having sole voting and dispositive power over such member of the Ancora Investors’ Common Stock; (d) each member of the Ancora Investors shall cause each of its respective Affiliates to comply with the terms of this Agreement, and (e) the execution, delivery and performance of this Agreement by such member of the Ancora Investors does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or the New Directors, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member of the Ancora Investors is a party or by which it is bound. Each member of the Ancora Investors represents and warrants that it has no voting commitments (written or oral) with any New Director as of the date of this Agreement and agrees that it shall not compensate or otherwise incentivize any New Director for such New Director’s service or action on the Board or enter into voting commitments, (written or oral) relating to the Company with any director or officer of the Company. Except as otherwise disclosed in the Nomination Notice, each member of the Ancora Investors further represents and warrants that it does not have, directly or indirectly, any agreements, arrangements or understandings with any person (other than their own representatives) with respect to its investment in the Company, any strategic, capital, management or other operational matter with respect to the Company, any potential transaction involving the Company, or the acquisition, voting or disposition of any securities of the Company. Each member of the Ancora Investors further represents and warrants that no member of the Ancora Investors has any control or influence over any compensation or other monetary payments to be received by any New Director in connection with such New Director’s service as a director of the Company and that none of the members of the Ancora Investors are aware of any facts or circumstances that will prevent any New Director from exercising independent judgment with respect to any matter involving the Company or items that may come before the Board or any of its committees. Each member of the Ancora Investors further represents and warrants that the information previously provided to the Company is true, accurate and complete in all material respects.

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7.	Authority. Each member of the Ancora Investors hereby appoints James Chadwick as the sole member of the Ancora Investors entitled to exercise the collective rights and remedies of the Ancora Investors hereunder, which appointee may be changed from time to time upon written notice to and approval from the Company (such approval not to be unreasonably withheld or delayed).

8.	Expenses. The Company shall reimburse the Ancora Investors for their reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $300,000 in the aggregate.

9.	Amendment in Writing. This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the Parties hereto.

10.	Governing Law/Venue/Waiver of Jury Trial/Jurisdiction. Each Party (a) irrevocably and unconditionally consents to submit itself to the exclusive personal jurisdiction of the courts of the State of Delaware or, if unavailable, the federal court in the State of Delaware, in each case sitting in the County of New Castle in the State of Delaware in the event any dispute arises out of or relates to this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than state and federal courts of the State of Delaware sitting in the County of New Castle, and each of the Parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such Party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.	Specific Performance. The Parties expressly agree that an actual or threatened breach of this Agreement by any Party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each Party shall be entitled to a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties agrees to waive any requirement for the security or posting of any bond in connection with any such relief.

12.	Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13.	Non-Waiver. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

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14.	Entire Agreement. This Agreement constitutes the full, complete and entire understanding, agreement, and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement (including the attachments hereto).

15.	Notice. All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed validly given, made or served, when delivered in person or sent by overnight courier, when actually received during normal business hours, or on the date of dispatch by the sender thereof when sent by e-mail (to the extent that no “bounce back”, “out of office” or similar message indicating non-delivery is received with respect thereto), if such dispatch is made by 5:00 p.m. New York City time on a business day or, if made after 5:00 p.m. New York City time on a business day, such notice or other communication shall be deemed to have been received on the next succeeding business day, at the address specified in this Section 15:

If to the Company:

IAA, Inc.

Two Westbrook Corporate Center, Suite 500

Westchester, IL 60154

Attention: Sidney Peryar
Email: skerley@IAAI.com

with a copy, which will not constitute notice, to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Attention: Christopher R. Drewry, Bradley C. Faris
Email: christopher.drewry@lw.com, bradley.faris@lw.com

with a copy, which will not constitute notice, to:

Cooley LLP

3 Embarcadero Center

20th Floor

San Francisco, CA 94111-4004

Attention: Jamie Leigh, John-Paul Motley, Ian Nussbaum, Bill Roegge

Email: jleigh@cooley.com, jmotley@cooley.com, inussbaum@cooley.com, broegge@cooley.com

If to the Ancora Investors:

Ancora Alternatives LLC
6060 Parkland Boulevard, Suite 200

Cleveland, Ohio 44124
Attention: Jim Chadwick
Email: jchadwick@ancora.net

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with a copy, which will not constitute notice, to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention: Sebastian Alsheimer, Steve Wolosky
Email: salsheimer@olshanlaw.com, swolosky@olshanlaw.com

16.	Termination. Except as expressly provided elsewhere herein, this Agreement shall cease, terminate and have no further force and effect upon the expiration of the last day of the Standstill Period as set forth in Section 2(c), unless earlier terminated by mutual written agreement of the Parties or as otherwise set forth herein; provided that (i) Sections 8 through 21 shall survive the termination of this Agreement and (ii) any liability for breach of this Agreement prior to such termination shall survive such termination.

17.	Further Assurances. The members of the Ancora Investors and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

18.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the members of the Ancora Investors may assign this Agreement to the extent set forth in Section 1(m). Any purported transfer requiring consent without such consent shall be void.

19.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.

20.	Interpretation; Construction. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.

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21.	Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The remainder of this page is left blank intentionally.]

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IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date first set forth above.

THE COMPANY:

IAA, INC.

By:	/s/ John Kett
Name: John Kett
Title: President and Chief Executive Officer

[Signature Page to Cooperation Agreement]

THE ANCORA INVESTORS:

Ancora Catalyst Institutional, LP
Ancora Catalyst, LP
Ancora Merlin Institutional, LP
Ancora Merlin, LP
Ancora Impact Fund LP Series W
Ancora Impact Fund LP Series X
Ancora Impact Fund SPC Ltd Segregated Portfolio J
By:	Ancora Alternatives LLC,
its Investment Advisor and General Partner

By:	Ancora Holdings, LLC,
its Sole Member

By:	/s/ Fredrick D. DiSanto
Name: Fredrick D. DiSanto
Title: Chairman and Chief Executive Officer

Ancora Alternatives LLC SMA #1
Ancora Alternatives LLC SMA #2
Ancora Alternatives LLC

By:	Ancora Holdings, LLC, its Sole Member

By:	/s/ Fredrick D. DiSanto
Name: Fredrick D. DiSanto
Title: Chairman and Chief Executive Officer

Ancora Advisors SMA # 1
Ancora Advisors SMA # 2
Ancora Advisors SMA # 3
Ancora Advisors, LLC

By:	The Ancora Group, LLC, its Sole Member

By:	Ancora Holdings, LLC, its Sole Member

By:	/s/ Fredrick D. DiSanto
Name: Fredrick D. DiSanto
Title: Chairman and Chief Executive Officer

[Signature Page to Cooperation Agreement]

The Ancora Group, LLC

By:	Ancora Holdings, LLC, its Sole Member

By:	/s/ Fredrick D. DiSanto
Name: Fredrick D. DiSanto
Title: Chairman and Chief Executive Officer

Ancora Family Wealth SMA # 1
Ancora Family Wealth SMA # 2
Ancora Family Wealth SMA # 3
Ancora Family Wealth SMA # 4
Ancora Family Wealth SMA # 5
Ancora Family Wealth SMA # 6
Ancora Family Wealth SMA # 7
Ancora Family Wealth SMA # 8
Ancora Family Wealth SMA # 9
Ancora Family Wealth SMA # 10
Ancora Family Wealth SMA # 11
Ancora Family Wealth SMA # 12
Ancora Family Wealth SMA # 13
Ancora Family Wealth SMA # 14
Ancora Family Wealth SMA # 15
Ancora Family Wealth SMA # 16
Ancora Family Wealth SMA # 17
Ancora Family Wealth SMA # 18
Ancora Family Wealth SMA # 19
Ancora Family Wealth SMA # 20
Ancora Family Wealth SMA # 21
Ancora Family Wealth SMA # 22
Ancora Family Wealth SMA # 23
Ancora Family Wealth SMA # 24
Ancora Family Wealth SMA # 25
Ancora Family Wealth SMA # 26
Ancora Family Wealth SMA # 27
Ancora Family Wealth SMA # 28
Ancora Family Wealth SMA # 29
Ancora Family Wealth Advisors, LLC

By:	Inverness Holdings LLC, its Sole Member

By:	Ancora Holdings, LLC, its Sole Member

By:	/s/ Fredrick D. DiSanto
Name: Fredrick D. DiSanto
Title: Chairman and Chief Executive Officer

[Signature Page to Cooperation Agreement]

Inverness Holdings LLC

By:	Ancora Holdings, LLC, its Sole Member

By:	/s/ Fredrick D. DiSanto
Name: Fredrick D. DiSanto
Title: Chairman and Chief Executive Officer

Ancora Holdings Group, LLC

By:	/s/ Fredrick D. DiSanto
Name: Fredrick D. DiSanto
Title: Chairman and Chief Executive Officer

/s/ Fredrick D. DiSanto
Fredrick D. DiSanto

[Signature Page to Cooperation Agreement]

SCHEDULE A

THE ANCORA INVESTORS

Ancora Alternatives LLC

Ancora Catalyst, LP

Ancora Catalyst Institutional, LP

Ancora Impact Fund LP Series W

Ancora Impact Fund LP Series X

Ancora Impact Fund SPC Ltd Segregated Portfolio J

Ancora Alternatives LLC SMA #1

Ancora Alternatives LLC SMA #2

Ancora Merlin, LP

Ancora Merlin Institutional, LP

Ancora Advisors SMA # 1

Ancora Advisors SMA # 2

Ancora Advisors SMA # 3

Ancora Family Wealth SMA # 1

Ancora Family Wealth SMA # 2

Ancora Family Wealth SMA # 3

Ancora Family Wealth SMA # 4

Ancora Family Wealth SMA # 5

Ancora Family Wealth SMA # 6

Ancora Family Wealth SMA # 7

Ancora Family Wealth SMA # 8

Ancora Family Wealth SMA # 9

Ancora Family Wealth SMA # 10

Ancora Family Wealth SMA # 11

Ancora Family Wealth SMA # 12

Ancora Family Wealth SMA # 13

Ancora Family Wealth SMA # 14

Ancora Family Wealth SMA # 15

Ancora Family Wealth SMA # 16

Ancora Family Wealth SMA # 17

Ancora Family Wealth SMA # 18

Ancora Family Wealth SMA # 19

Ancora Family Wealth SMA # 20

Ancora Family Wealth SMA # 21

Ancora Family Wealth SMA # 22

Ancora Family Wealth SMA # 23

Ancora Family Wealth SMA # 24

Ancora Family Wealth SMA # 25

Ancora Family Wealth SMA # 26

Ancora Family Wealth SMA # 27

Ancora Family Wealth SMA # 28

Ancora Family Wealth SMA # 29

EXHIBIT A

FORM OF OBSERVER UNDERTAKING

[ ● ], 202[ ● ]

Board of Directors
IAA, Inc.

Two Westbrook Corporate Center, Suite 500

Westchester, IL 60154

RE: Observer Undertaking

Ladies and Gentlemen:

Reference is made to that certain Cooperation Agreement (the “Agreement”), dated as of January [ ● ], 2023, by and among IAA, Inc., a Delaware corporation (the “Company”), and the natural persons and entities listed on Schedule A thereto (collectively, the “Ancora Investors”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

I hereby irrevocably undertake that, while I serve as an observer to the Board, I will be governed by, and will comply with, the same protections and obligations regarding confidentiality, conflicts of interests, related party transactions, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as current directors, as amended from time to time (collectively, for purposes of this Observer Undertaking, the “Company Policies”). Furthermore, I irrevocably undertake that I will not share any information with the Ancora Investors or any other person in respect of the Company which I learn in my capacity as an observer to the Board, including discussions or matters considered in meetings of the Board or any Board committee, at any time, for any reason, without the Company’s prior consent.

If appointed as an Observer, I hereby irrevocably offer to resign from my position as the Observer, effective immediately upon notice from the Company that I have materially breached this Observer Undertaking (including a material breach of any of the Company Policies) or the Agreement; provided that I need not offer to resign if any such breach is capable of being cured and I have cured such breach within ten (10) calendar days following written notice of such breach from the Company. It shall be in the Board’s sole discretion whether to accept or reject such resignation. Further, I hereby acknowledge that I will no longer be an Observer upon my appointment to serve as a director of the Company.

Very Truly Yours,

EXHIBIT B

FORM OF PRESS RELEASE

Ritchie Bros. and IAA Announce Amended Merger Agreement That Enhances Value for Ritchie Bros. Shareholders While Increasing Cash Consideration for IAA Shareholders

Amended Agreement Unanimously Approved by the Ritchie Bros. and IAA Boards Following Engagement with a Cross-Section of Shareholders

New Investor Presentation Released Highlighting the Pending Merger’s Significant Potential Value Creation Opportunities, Which Includes an Estimated Total of $350 Million to $900 Million in EBITDA Growth Opportunities

Proposed Transaction Now Supported by Ancora, a Top Shareholder of IAA, and Starboard Value, Which Has Agreed to Make a Sizable Investment in Ritchie Bros.

Investor Conference Call Scheduled for 8:00 A.M. Eastern Time Today

VANCOUVER, BC and WESTCHESTER, Ill., Jan. 23, 2023 – Ritchie Bros. Auctioneers Incorporated (NYSE: RBA) (TSX: RBA) ("Ritchie Bros.") and IAA, Inc. (NYSE: IAA) (“IAA”) today announced that they have amended the terms of their previously announced merger agreement, pursuant to which Ritchie Bros. will acquire IAA in a stock and cash transaction. The amended agreement, which delivers enhanced value to Ritchie Bros. shareholders and increased cash consideration to IAA shareholders, has been unanimously approved by each company’s Board of Directors.

Under the terms of the amended agreement, IAA shareholders will receive $12.801 per share in cash and 0.5252 common shares of Ritchie Bros. for each share of IAA common stock they own. The change in consideration mix represents a shift in the cash/stock mix to approximately 29% cash/71% stock from the previous mix of 22% cash/78% stock.

Additionally, the Ritchie Bros. Board of Directors announced that it expects to approve the issuance of a one-time special dividend to Ritchie Bros. shareholders in the amount of $1.08 per common share, which will be payable to holders of record as of a pre-closing record date to be determined with the consent of the Toronto Stock Exchange (“TSX”) and contingent on the closing of the IAA transaction.

Ann Fandozzi, CEO of Ritchie Bros., commented:

“We are pleased to have reached an amended agreement with IAA, which reflects feedback we’ve received from shareholders regarding the best structure for the transaction. We believe that the transaction with IAA will allow us to unlock significantly more value for shareholders than either company could deliver standalone through the realization of cost synergies and additional revenue opportunities. Together we expect to accelerate our marketplace vision by increasing our transaction volume, driving growth of attached services and advancing our yard strategy. We look forward to continuing to discuss the anticipated benefits of the transaction with our shareholders.”

John Kett, CEO and President of IAA, added:

“We believe that the revised transaction is in the best interests of IAA and our shareholders. The amended agreement will provide our shareholders with increased cash consideration upon close of the transaction, while retaining a significant interest in the upside potential of the combined company. Our view is unaltered that combining Ritchie Bros. and IAA’s marketplace capabilities will create a unique value proposition with significantly increased earnings power and shareholder value creation. In addition, we appreciate the collaborative and constructive dialogue with Ancora and their public support for the transaction.”

1 All figures are presented in U.S. dollars

Fred DiSanto, Chairman and Chief Executive Officer of Ancora, and James Chadwick, President of Ancora Alternatives, concluded:

“Ancora is pleased to support this revised transaction, which positions IAA shareholders to benefit from a material improvement in cash consideration while retaining strong participation in the combined company’s increased earnings power. After expressing concerns regarding the initial transaction terms, we had a series of productive, private discussions with each company’s leadership team to provide feedback. We appreciate that both companies were open and responsive to our input, and we look forward to supporting Ann and her team as they integrate these two exceptional businesses.”

Pursuant to a mutual cooperation agreement reached between IAA and Ancora, Tim O’Day, a seasoned industry executive and operator and the current President and Chief Executive Officer of Boyd Group Services Inc., is expected to be appointed to the Ritchie Bros. Board of Directors upon the closing of the transaction. He will be one of the four IAA board designees, subject to satisfactory completion of customary vetting and onboarding matters. Under the terms, Ancora has agreed to vote its shares, representing approximately 4% of IAA’s voting power, in favor of the transaction.

Significant Value Creation Opportunities

In conjunction with the amended agreement, Ritchie Bros. has released an investor presentation highlighting the compelling benefits, synergies and long-term value creation opportunities expected from the pending transaction. The presentation has been filed by Ritchie Bros. with the Securities and Exchange Commission (the “SEC”) and on SEDAR. The presentation can be found on the investor relations section of Ritchie Bros.’ website.

The presentation lays out key areas the combined company expects to focus on to unlock value, including:

•	Capitalizing on significant earnings potential: Ritchie Bros. expects approximately $350 million to $900 million in total adjusted EBITDA growth opportunities[2] following the close of the transaction. In addition to the previously announced $100 million to $120+ million in annual run rate cost synergies, key revenue growth opportunities expected from the transaction include driving IAA domestic and international revenue, growing incremental Ritchie Bros. satellite yard-driven GTV[3], increased attachment of services, including from financing solutions and selling parts, and expanding in whole car sales and incremental salvage market verticals.

•	Leveraging the combined yard footprint to accelerate growth: The combined company’s expertise in yard management, zoning and regulatory requirements will allow it to leverage IAA’s locations with approximately 10,000 acres of capacity to advance Ritchie Bros.’ satellite yard strategy. With Ritchie Bros.’ substantial existing footprint in Florida and Texas, the combined company will be positioned to enhance service to insurance carriers during catastrophic events. In addition, Ritchie Bros. expects to leverage its international footprint to expand IAA’s business into new markets.

•	Continuing to strengthen the Ritchie Bros. core business as it integrates IAA: The Ritchie Bros. management team has developed plans to build on the significant growth and marketplace development they have achieved over the last three years. This includes initiatives intended to further expand and support the Ritchie Bros. sales team and leverage IAA’s yard footprint to progress toward future high single-digit / low teens GTV growth targets; advancing its omnichannel platform to increase buyer and seller activity; and accelerating growth of attached services to drive service revenue growth outpacing GTV growth.

2 Potential opportunities and related information in this release and the presentation included for illustrative purposes only and do not imply future targets, expectations or guidance and does not incorporate potential costs to achieve or specific timelines.

3 GTV represents gross transaction value, which is the total proceeds from all items sold at the company's auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the company's consolidated financial statements.

Ritchie Bros. Strategic Investment

In a separate release issued this morning, Ritchie Bros. announced that it has entered into a securities purchase agreement with Starboard Value LP (together with its affiliates, "Starboard") pursuant to which Starboard will make a concurrent $485 million convertible preferred equity and $15 million common share investment in Ritchie Bros., subject to customary closing conditions including the acceptance of the TSX. As stated in that release, Starboard is fully supportive of the acquisition of IAA by Ritchie Bros., however, Starboard’s investment will not vote at the Special Meeting of Shareholders to be held by Ritchie Bros. with respect to the IAA transaction.

The transaction terms are attractive to both Ritchie Bros. and IAA shareholders, with Starboard bringing additional expertise and value add to the combined company while facilitating further capital allocation flexibility.

Ritchie Bros. and IAA Financial Update

Ritchie Bros. and IAA will each announce fourth quarter financial results in mid to late February. In connection with the upcoming transaction financing, Ritchie Bros. and IAA expect to release preliminary unaudited full year results for GTV, revenue, net income and adjusted EBITDA in advance of their respective full year earnings releases that are in-line or above current FactSet mean consensus analyst estimates.

Path to Close

The companies continue to expect to close the transaction in the first half of 2023 subject to approval by Ritchie Bros. shareholders of the issuance of Ritchie Bros. common shares in connection with the transaction and approval of IAA shareholders of the transaction, as well as other customary closing conditions.

Following the close of the IAA transaction, on an as converted basis Ritchie Bros. shareholders will own approximately 59.1% of the combined company, IAA shareholders will own approximately 37.2% and Starboard will own approximately 3.7%.

Starboard’s investment and Ritchie Bros.’ contemplated special dividend are expected to be approximately neutral to the Company’s net leverage ratio. Ritchie Bros. continues to expect to have a leverage ratio of approximately 3x net debt to adjusted EBITDA4 upon the close of the IAA transaction and approximately 2x within 24 months thereafter.

The Board of Directors of Ritchie Bros. and IAA both unanimously recommend that their respective shareholder vote in favor of the transaction at the respective special meetings to be held on March 14, 2023. Shareholders of record as of the close of business on January 25, 2023 will be entitled to vote at the applicable special meetings.

Advisors

Goldman Sachs & Co. LLC is serving as lead financial advisor and Guggenheim Securities, LLC is serving as co-lead financial advisor to Ritchie Bros. Evercore and RBC Capital Markets are also serving as financial advisors to Ritchie Bros. J.P. Morgan Securities LLC is serving as the exclusive financial advisor to IAA.

4 Assumes $110mm run-rate cost synergies. Adjusted EBITDA per company’s reported definition, which includes add-backs for share-based payments expense, acquisition-related costs, loss / (gains) on disposition of property plant and equipment, change in fair value of derivatives, and non-recurring advisory, legal and restructuring costs.

Goodwin Procter LLP, McCarthy Tétrault LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors to Ritchie Bros. and Cooley LLP, Blake, Cassels & Graydon LLP and Latham & Watkins LLP are serving as legal advisors to IAA. Olshan Frome Wolosky LLP is serving as Ancora's legal counsel.

Laurel Hill Advisory Group and MacKenzie Partners Inc. are serving as proxy solicitation agents for Ritchie Bros. and Innisfree M&A Incorporated and Kingsdale Advisors are serving as proxy solicitation agent for IAA.

Conference Call and Webcast

Ritchie Bros. and IAA will host a conference call and webcast today at 8:00 a.m. ET.

Analysts and institutional investors may participate via conference call, using the following dial-in information:

Participant Toll-Free Dial-In Number: 877-524-8416 / +1 412-902-1028

North America: 1-877-524-8416

UK: 800 756 3429

Canada: 1-412-902-1028

Media and other interested parties may listen to live webcast of the call at https://investor.ritchiebros.com.

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, mining, and forestry, the company's selling channels include: Ritchie Bros. Auctioneers, the world's largest industrial auctioneer offering live auction events with online bidding; IronPlanet, an online marketplace with weekly featured auctions and providing the exclusive IronClad Assurance(R) equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service; Ritchie Bros. Private Treaty, offering privately negotiated sales; and sector-specific solutions GovPlanet, TruckPlanet, and Ritchie Bros. Energy. The company's suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers' management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Photos and video for embedding in media stories are available at rbauction.com/media.

About IAA

IAA, Inc. (NYSE: IAA) is a leading global digital marketplace connecting vehicle buyers and sellers. Leveraging leading-edge technology and focusing on innovation, IAA's unique platform facilitates the marketing and sale of total-loss, damaged and low-value vehicles. Headquartered near Chicago in Westchester, Illinois, IAA has nearly 4,500 employees and more than 210 facilities throughout the U.S., Canada and the United Kingdom. IAA serves a global buyer base – located throughout over 170 countries – and a full spectrum of sellers, including insurers, dealerships, fleet lease and rental car companies, and charitable organizations. Buyers have access to multiple digital bidding and buying channels, innovative vehicle merchandising, and efficient evaluation services, enhancing the overall purchasing experience. IAA offers sellers a comprehensive suite of services aimed at maximizing vehicle value, reducing administrative costs, shortening selling cycle time and delivering the highest economic returns. For more information visit IAAI.com, and follow IAA on Facebook, Twitter, Instagram, YouTube and LinkedIn.

Forward-Looking Statements

This communication contains information relating to a proposed business combination transaction between Ritchie Bros. Auctioneers Incorporated (“RBA”) and IAA, Inc. (the “Company”). This communication includes forward-looking information within the meaning of Canadian securities legislation and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”). Forward-looking statements may include statements relating to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected or estimated amount, achievability, sources, impact and timing of cost synergies and revenue, growth, operational enhancement, expansion and other value creation opportunities from the proposed transaction, the expected debt, de-leveraging and capital allocation of the combined company, the anticipated closing date for the proposed transaction, statements regarding RBA’s and IAA’s preliminary unaudited financial expectations for fiscal year 2022 (which remain subject to revision), other aspects of RBA’s or the Company’s respective businesses, operations, financial condition or operating results and other statements that are not historical facts. There can be no assurance that the proposed transaction will in fact be consummated. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “goal,” “projects,” “contemplates,” “believes,” “predicts,” “potential,” “continue,” “foresees,” “forecasts,” “estimates,” “opportunity” or other words or phrases of similar import.

It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of RBA’s common shares or the Company’s common stock. Therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. While RBA’s and the Company’s management believe the assumptions underlying the forward-looking statements are reasonable, these forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the possibility that shareholders of RBA may not approve the issuance of new common shares of RBA in the transaction or that shareholders of the Company may not approve the adoption of the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied (or waived), that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; the anticipated tax treatment of the proposed transaction; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; the diversion of management time on transaction-related issues; the response of competitors to the proposed transaction; the ultimate difficulty, timing, cost and results of integrating the operations of RBA and the Company; the effects of the business combination of RBA and the Company, including the combined company’s future financial condition, results of operations, strategy and plans; the failure (or delay) to receive the required regulatory approval of the transaction; the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed transaction; the effect of the announcement, pendency or consummation of the proposed transaction on the trading price of RBA’s common shares or the Company’s common stock; the ability of RBA and/or the Company to retain and hire key personnel and employees; the significant costs associated with the proposed transaction; the outcome of any legal proceedings that could be instituted against RBA, the Company and/or others relating to the proposed transaction; restrictions during the pendency of the proposed transaction that may impact the ability of RBA and/or the Company to pursue non-ordinary course transactions, including certain business opportunities or strategic transactions; the ability of the combined company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the combined company to realize potential revenue, growth, operational enhancement, expansion or other value creation opportunities from the sources or in the amount, manner or timeframe expected or at all; the failure of the trading multiple of the combined company to normalize or re-rate and other fluctuations in such trading multiple; changes in capital markets and the ability of the combined company to finance operations in the manner expected or to de-lever in the timeframe expected; the failure of RBA or the combined company to meet financial and/or KPI targets; the failure to satisfy any of the conditions to closing of the Starboard investment in RBA, including acceptance by the TSX; any legal impediment to the payment of the special dividend by RBA, including TSX consent to the dividend record date; legislative, regulatory and economic developments affecting the business of RBA and the Company; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which RBA and the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as RBA’s or the Company’s response to any of the aforementioned factors. These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form S-4 and joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to RBA’s and the Company’s respective periodic reports and other filings with the SEC and/or applicable Canadian securities regulatory authorities, including the risk factors identified in RBA’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither RBA nor the Company undertakes any obligation to update any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Important Additional Information and Where to Find It

In connection with the proposed transaction, RBA filed with the SEC and applicable Canadian securities regulatory authorities a registration statement on Form S-4 to register the common shares of RBA to be issued in connection with the proposed transaction on December 14, 2022. The registration statement includes a joint proxy statement/prospectus which will be sent to the shareholders of RBA and shareholders of the Company seeking their approval of their respective transaction-related proposals. Each of RBA and the Company may also file other relevant documents with the SEC and/or applicable Canadian securities regulatory authorities regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that RBA or the Company may file with the SEC and/or applicable Canadian securities regulatory authorities. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC and applicable Canadian securities regulatory authorities IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT RBA, THE COMPANY AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents (when they are available) free of charge through the website maintained by the SEC at www.sec.gov, SEDAR at www.sedar.com or from RBA at its website, investor.ritchiebros.com, or from the Company at its website, investors.iaai.com. Documents filed with the SEC and applicable Canadian securities regulatory authorities by RBA (when they are available) will be available free of charge by accessing RBA’s website at investor.ritchiebros.com under the heading Financials/SEC Filings, or, alternatively, by directing a request by telephone or mail to RBA at 9500 Glenlyon Parkway, Burnaby, BC, V5J 0C6, Canada, and documents filed with the SEC by the Company (when they are available) will be available free of charge by accessing the Company’s website at investors.iaai.com or by contacting the Company’s Investor Relations at investors@iaai.com.

Participants in the Solicitation

RBA and IAA, certain of their respective directors and executive officers and other members of management and employees, and Jeffrey C. Smith, may be deemed to be participants in the solicitation of proxies from the stockholders of RBA and IAA in respect of the proposed transaction under the rules of the SEC. Information about RBA’s directors and executive officers is available in RBA’s definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, which was filed with the SEC and applicable Canadian securities regulatory authorities on March 15, 2022, and certain of its Current Reports on Form 8-K. Information about IAA’s directors and executive officers is available in IAA’s definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2022, and certain of its Current Reports on Form 8-K. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, including information with respect to Mr. Smith, are contained or will be contained in the joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC and applicable Canadian securities regulatory authorities regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from RBA or IAA free of charge using the sources indicated above.

Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures, including adjusted EBITDA. These non-GAAP financial measures are not calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing a company’s financial condition or operating results. Therefore, these measures should not be considered in isolation or as alternatives to financial measures under GAAP. In addition, these measures may not be comparable to similarly-titled measures used by other companies.

With respect to IAA, adjusted EBITDA is a non-GAAP financial measure calculated as net income before income taxes, interest expense, and depreciation and amortization (“EBITDA”) and further adjusted for items that IAA’s management believes are not representative of ongoing operations including, but not limited to, (a) non-income, tax-related accruals, (b) fair value adjustments related to contingent consideration (c) severance, restructuring and other retention expenses, (d) the net loss or gain on the sale of assets or expenses associated with certain M&A, financing and other transactions, (e) acquisition costs, and (f) certain professional fees, as well as (g) gains and losses related to foreign currency exchange rates. IAA believes that adjusted EBITDA provides useful information regarding IAA’s operational performance because it enhances an investor’s overall understanding of IAA’s core financial performance and helps investors compare IAA’s performance to prior and future periods.

With respect to RBA, RBA believes adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. RBA uses adjusted EBITDA as a key performance measure because RBA believes it facilitates operating performance comparisons from period to period and provides management with the ability to monitor its controllable incremental revenues and costs. Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, loss (gain) on disposition of property, plant and equipment, terminated and ongoing transaction costs, and excluding the effects of any non-recurring or unusual adjusting items.

Further information regarding non-GAAP financial measures is included in the respective filings with the SEC and/or applicable Canadian securities regulatory authorities of RBA and IAA.

Ritchie Bros. Contacts

Investors

Sameer Rathod Vice President, Investor Relations & Market Intelligence

(510) 381-7584

srathod@ritchiebros.com

Media

Dan Katcher / Lucas Pers / Haley Salas

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

IAA Contacts

Investors

Farah Soi / Caitlin Churchill | ICR

(203)682-8200

investors@iaai.com

Media

Jeanene O’Brien | IAA, Inc.

SVP, Global Marketing and Communications

(708) 492-7328

jobrien@iaai.com

Ancora Contacts

Longacre Square Partners

Greg Marose / Miller Winston, 646-386-0091

gmarose@longacresquare.com / mwinston@longacresquare.com